                        As filed with the Securities and
                     Exchange Commission on April 29, 2004.



                                                               File No. 811-2631


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM N-1A

          REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT [X]
                                    OF 1940


                                AMENDMENT No. 27


                         CHESTNUT STREET EXCHANGE FUND
             (Exact Name of the Registrant as Specified in Charter)

                              400 Bellevue Parkway
                           Wilmington, Delaware 19809
                    (Address of Principal Executive Offices)

               The Registrant's Telephone Number: (302) 792-2555

                                Edward J. Roach
                              400 Bellevue Parkway
                           Wilmington, Delaware 19809
                    (Name and Address of Agent for Service)

                                    Copy to:

                            Michael P. Malloy, Esq.
                           Drinker Biddle & Reath LLP
                                One Logan Square
                            18th and Cherry Streets
                     Philadelphia, Pennsylvania 19103-6996

                               TABLE OF CONTENTS



                                                                                                             PAGE
                                                                                                             ----
PART A.      INFORMATION REQUIRED IN A PROSPECTUS

Item 1.      Front and Back Cover Pages....................................................................    1
Item 2.      Risk/Return Summary:  Investments, Risks and Performance......................................    1
Item 3.      Risk/Return Summary:  Fee Table...............................................................    1
Item 4.      Investment Objectives, Principal Investment Strategies and Related Risks......................    1
Item 5.      Management's Discussion of Fund Performance...................................................    2
Item 6.      Management, Organization and Capital Structure................................................    2
Item 7.      Shareholder Information.......................................................................    3
Item 8.      Distribution Arrangements.....................................................................    7
Item 9.      Financial Highlights Information..............................................................    7

PART B.      INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10.     Cover Page and Table of Contents..............................................................    8
Item 11.     Fund History..................................................................................    8
Item 12.     Description of the Fund and its Investments and Risks.........................................    8
Item 13.     Management of the Fund........................................................................   12
Item 14.     Control Persons and Principal Holders of Securities...........................................   17
Item 15.     Investment Advisory and Other Services........................................................   18
Item 16.     Brokerage Allocation and Other Practices......................................................   19
Item 17.     Capital Stock and Other Securities............................................................   20
Item 18.     Purchase, Redemption, and Pricing of Shares...................................................   20
Item 19.     Taxation of the Fund..........................................................................   20
Item 20.     Underwriters..................................................................................   21
Item 21.     Calculation of Performance Data...............................................................   21
Item 22.     Financial Statements..........................................................................   21

PART C.      OTHER INFORMATION

Item 23.     Exhibits......................................................................................   22
Item 24.     Persons Controlled by or Under Common Control with the Fund...................................   23
Item 25.     Indemnification...............................................................................   24
Item 26.     Business and Other Connections of Investment Adviser..........................................   24
Item 27.     Principal Underwriters........................................................................   24
Item 28.     Location of Accounts and Records..............................................................   24
Item 29.     Management Services...........................................................................   25
Item 30.     Undertakings..................................................................................   25

                  PART A. INFORMATION REQUIRED IN A PROSPECTUS

ITEM 1.           FRONT AND BACK COVER PAGES.

                  Inapplicable.

ITEM 2.           RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE.

                  Inapplicable.

ITEM 3.           RISK/RETURN SUMMARY: FEE TABLE.

                  Inapplicable.

ITEM 4.           INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND
                  RELATED RISKS.

         (a) The Fund's investment objectives are to seek long-term growth of capital and, secondarily, current income. The investment objectives stated above may be changed by the Board of Managing General Partners without the approval of a majority of Fund's outstanding voting securities.

         (b) The Fund seeks to achieve its investment objectives by investing in a diversified portfolio of common stocks and securities convertible into common stocks of companies with large market capitalizations. The Fund may also invest in other types of securities for temporary or defensive purposes, including preferred stocks, investment grade bonds and money market obligations such as U.S. Government securities, certificates of deposit and commercial paper. To the extent that the Fund is in a temporary or defensive position, it may not be able to meet its investment objectives. Generally, because many of the Fund's portfolio securities have significant capital appreciation, the Fund does not sell its portfolio securities; however, sales of portfolio securities may be effected when the investment adviser believes a sale would be in the best interests of the Fund's partners even though capital gains will be realized. Portfolio securities are also disposed of in connection with the redemption of shares in the Fund.

                  Up to 10% of the value of the Fund's total assets may be invested in securities which are subject to legal or contractual restrictions on resale and which the Fund reasonably believes will be saleable after a two-year holding period pursuant to Rule 144 under the Securities Act of 1933.

                  The Fund may write exchange-traded covered call options on portfolio securities up to 25% of the value of its assets and may lend portfolio securities. The Fund will not sell securities covered by outstanding options and will endeavor to liquidate its position as an option writer in a closing purchase transaction rather than deliver portfolio securities upon exercise of the option.

         (c) Limited Partners generally are not personally liable for liabilities of the Fund. However, if the Fund were unable to pay its liabilities, recipients of distributions from the Fund could be liable to creditors of the Fund to the extent of such distributions, plus interest.


                  A Limited Partner has no right to take any part in the control of the Partnership business, and the exercise of such control would subject a Limited Partner to the personal liability of a General Partner for obligations of the Fund. It is possible that the existence or exercise by the Limited Partners of the voting rights provided in the Partnership Agreement might subject the Limited Partners to liability as General Partners under the laws of California and other states. In the event that a Limited Partner should be found to be liable as a general partner, then, to the extent the assets and insurance of the Fund and of the General Partners were insufficient to reimburse a Limited Partner, he would be required to personally satisfy claims of creditors against the Fund.


                  The net asset value of the Fund's shares on redemption or repurchase may be more or less than the purchase price of the shares depending upon the market value of the Fund's portfolio securities at the time of redemption or repurchase.

ITEM 5.           MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

                  Inapplicable.

ITEM 6.           MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

         (a)(1) Under the Advisory Agreement the Fund's investment advisers are PNC Bank, National Association ("PNC Bank"), which has offices at 1600 Market Street, Philadelphia, Pennsylvania 19103 and BlackRock Institutional Management Corporation ("BIMC"), formerly PNC Institutional Management Corporation, located at Bellevue Park Corporate Center, 100 Bellevue Parkway, Wilmington, Delaware 19809. BIMC is a majority-owned, indirect subsidiary of PNC Bank. In June 1998, PNC Bank and BIMC restructured their operations and BlackRock Financial Management, Inc. ("BFM"), a majority-owned, indirect subsidiary of PNC Bank, assumed the rights and obligations of PNC Bank under the Advisory Agreement, and BFM effectively became a party to the Advisory Agreement in substitution for PNC Bank.

                  Subject to the supervision of the Fund's Managing General Partners, BIMC manages the Fund's portfolio and is responsible for, makes decisions with respect to, and places orders for, all purchases and sales of the Fund's portfolio securities. BIMC is also required to compute the Fund's net asset value and net income.

                  The Advisory Agreement also provides that, subject to the supervision of the Fund's Managing General Partners and without additional charge to the Fund, PNC Bank (now BFM pursuant to the assumption of rights and obligations referred to above), will on behalf of the Fund: (i) provide BIMC investment research and credit analysis concerning prospective and existing investments of the Fund, (ii) make recommendations to BIMC with respect to the Fund's continuous investment program, (iii) make recommendations to BIMC regarding the amount of the Fund's assets to be invested or held uninvested in cash or cash equivalents, (iv) supply BIMC with computer facilities and operating personnel, (v) provide BIMC with such statistical services as BIMC may reasonably request, and (vi) maintain or cause BIMC to maintain the Fund's financial accounts and records.


                  For the services provided by BIMC and BFM, and the expenses assumed by them under the Advisory Agreement, the Fund has agreed to pay a fee, computed daily and payable monthly, based on the Fund's average net assets. For the fiscal year ended December 31, 2003, the Fund paid an investment advisory fee aggregating .33% of its average daily net assets.


         (a)(2) R. Andrew Damm is the person primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Damm is a Managing Director and senior portfolio manager on the domestic equity growth team at BFM. Mr. Damm has been employed by PNC Bank and its affiliates since 1995. Previously, he was a Senior Investment Strategist with PNC Asset Management Group and a portfolio manager with PNC's Investment Management and Trust Division.

         (a)(3)   Inapplicable.

         (b)      Inapplicable.

ITEM 7.           SHAREHOLDER INFORMATION.


         (a) PRICING OF FUND SHARES. The net asset value per share is determined by BIMC as of the close of business of the New York Stock Exchange on each day it is open, usually 4 p.m. Eastern Time. The net asset value per share is computed by taking the total value of all assets of the Fund less its liabilities and dividing by the number of Fund shares outstanding. Securities for which market quotations are readily available are valued at their current market value in the principal market in which such securities are normally traded. These values are normally determined by (i) the last sales price, if the principal market is on the New York Stock Exchange or other securities exchange (or the closing bid price, if there has been no sales on such exchange on that day), or (ii) the most recent bid price, if the principal market is other than an exchange. Securities and other assets for which market quotations are not readily available or are questionable are valued at their fair value as determined in good faith using methods approved by the Managing General Partners. With respect to call options written on portfolio securities, the amount of the premium received is treated as an asset and amortized over the life of the option, and the price of an option to purchase identical securities upon the same terms and conditions is treated as a liability marked to the market daily. The price of options are normally determined by the last sales price on the principal exchange on which such options are normally traded (or the closing asked price if there has been no sales on such exchange on that day).


                  Under the Investment Company Act of 1940, the Fund may suspend the right of redemption or postpone the date of payment upon redemption for any period during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, or during which trading on said Exchange is restricted, or during which (as determined by the SEC by rule or regulation) an emergency exists as a result of which disposal or valuation of portfolio securities is not reasonably practicable, or for such other periods as the SEC may permit. (The Fund may also suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions.)


         (b)      Inapplicable.


         (c) REDEMPTION OF FUND SHARES. Shares may be redeemed at the option of the investor at any time without charge at their net asset value next computed after receipt by PFPC Inc. ("PFPC"), the Fund's transfer agent and dividend disbursing agent, of a written request for redemption setting forth the name of the Fund and the investor's account number. The request must be accompanied by certificates (if issued) or if certificates have not been issued, by stock powers. The certificate or stock powers must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934. The Fund reserves the right to require that additional documents be furnished in the case of redemptions by other than the registered owner of the shares.


                  Except to the extent shares are redeemed for cash pursuant to the Systematic Withdrawal Plan, the Fund intends to distribute upon redemption securities from its portfolio in-kind, valued at the same value used for purposes of next determining the Fund's net asset value after the receipt of the request for redemption in proper form. The Fund may in its discretion pay part or all of redemption proceeds in cash. When received by the shareholder, the value of the securities from the portfolio may be greater or lesser than the value used in pricing the redemption.

                  The proceeds of redemption will be paid as soon as possible but not later than seven days after the request for redemption is received with the required documentation. The Fund or the Securities and Exchange Commission may suspend the right of redemption or delay payment during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings); when trading on that exchange is restricted or an emergency exists which makes disposal or valuation of portfolio securities impracticable; or during such other period as the Securities and Exchange Commission may by order permit.


                  Investors may, by notice in writing to the transfer agent, elect to participate in the Systematic Withdrawal Plan (the "Plan"). Participants in the Plan may elect to receive quarterly in cash as a partial redemption of their shares up to 3/4 of 1% of the net asset value of their shares as of the close of trading on the New York Stock Exchange on the last trading day of each calendar quarter. The Fund does not intend to impose a charge upon investors for participating in the Plan. Participants may withdraw from the Plan at any time by written notice to the transfer agent.


                  The net asset value of the Fund's shares on redemption or repurchase may be more or less than the purchase price of the shares depending upon the market value of the Fund's portfolio securities at the time of redemption or repurchase.


         (d) DIVIDENDS AND DISTRIBUTIONS. Since January 1, 1998, the Fund has been deemed a corporation, rather than a partnership, for federal tax purposes. In connection with this change in its federal tax status, the Fund elected to be taxed as a regulated investment company (a "RIC"). To qualify as a RIC under the Internal Revenue Code (the "Code"), the Fund is required to meet certain income, diversification and distribution requirements. For example, to qualify as a RIC, the Fund must pay as dividends each year at least 90% of its investment company taxable income which includes, but is not limited to, taxable interest, dividends and short-term capital gains less expenses. The Fund intends to continue its historic policy of regular and quarterly dividends and to pay an additional dividend at year end so that total distributions for each year equal 100% of its net investment company taxable income (before the deduction of such dividends). The Fund intends to retain all of its net long-term capital gains.



         (e) TAX CONSEQUENCES. Under the publicly traded partnership rules of the Code, the Fund has been treated as a corporation for federal income tax purposes since January 1, 1998. However, the Fund has elected, and intends to continue to qualify as a RIC under the Code. The Code's RIC provisions provide pass-through treatment of taxable income similar to that provided under the Code's partnership rules. Therefore, to the extent that the Fund's earnings are distributed to its partners as required by the RIC provisions of the Code, the Fund itself will not be required to pay federal income tax.



                  Distributions by the Fund as a RIC that are attributable to ordinary income and short-term capital gains of the Fund will generally be treated as ordinary income in determining a partner's gross income for tax purposes, whether the partner receives these distributions in cash or shares. The Fund intends to retain all of its net realized long-term capital gains and pay the tax on the gain at the required corporate rate. Each partner will be required to report his allocable portion of the Fund's gain, but each partner will also receive a tax credit for his allocable portion of the tax paid by the Fund. In addition, any retained capital gains, net of tax, would generally increase a partner's investment (and tax basis) in the Fund. The Fund will inform each partner as to the amount and nature of such income or gains. Formerly the Fund, when it was taxed as a partnership, distributed approximately 30% of its net long-term capital gains to provide its partners, who were taxable on all of such gains, with funds with which to pay the capital gains tax. The new policy is designed to achieve substantially the same result.



                  Under recent changes to the Internal Revenue Code, the maximum long-term capital gain tax rate applicable to individuals, estates, and trusts is reduced to 15%. Fund distributions to noncorporate partners attributable to dividends received by the Fund from U.S. and certain "qualified" foreign corporations will generally be taxed at the long-term capital gain rate, as long as certain other requirements are met. For these lower rates to apply, the noncorporate partners must have owned their Fund shares for at least 61 days during the 121-day period beginning 60 days before the Fund's ex-dividend date. The amount of the Fund's distributions that qualify for this favorable tax treatment may be reduced as a result of the Fund's securities lending activities, portfolio turnover rate or investments in debt securities or "non-qualified" foreign corporations.



                  When a partner purchases shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but the partner will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."



                  Partners will generally recognize taxable gain or loss on a sale or redemption of their shares based on the difference between their tax basis in the shares and the amount received for them. (To aid in computing the tax basis in the shares, partners generally should retain their account statements for the period during which a partner has held shares.) Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale or redemption of shares of the Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of a Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.



                  The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

                  Each partner should consult with his tax adviser with specific references to his own tax situation.

         (f)      Inapplicable.

ITEM 8.           DISTRIBUTION ARRANGEMENTS.

                  Inapplicable.

ITEM 9.           FINANCIAL HIGHLIGHTS INFORMATION.

                  Inapplicable.

PART B.           INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

ITEM 10.          COVER PAGE AND TABLE OF CONTENTS.


         (a) This Statement of Additional Information for Chestnut Street Exchange Fund (the "Fund") is not a prospectus and should be read in conjunction with the Fund's Part A dated April 29, 2004. The financial statements and notes thereto included in the Fund's Annual Report are incorporated by reference into this Statement of Additional Information. Copies of the prospectus for the Fund dated April 29, 2004 and the Annual Report may be obtained, without charge by writing the Fund at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 or by calling toll-free at (800) 852-4750. Capitalized terms used but not defined herein have the same meanings as in the Part A. The date of this Statement of Additional Information is April 29, 2004.


         (b)      Table of Contents



                                                                        Page No.
                                                                        --------
Fund History......................................................          8
Description of the Fund and its Investments
 and Risks........................................................          8
Management of the Fund............................................         12
Control Persons and Principal Holders
  of Securities...................................................         17
Investment Advisory and Other Services............................         18
Brokerage Allocation and Other Practices..........................         19
Capital Stock and Other Securities................................         20
Purchase, Redemption and Pricing of
  Shares .........................................................         20
Taxation of the Fund..............................................         20
Underwriters......................................................         21
Calculation of Performance Data...................................         21
Financial Statements..............................................         21


ITEM 11.          FUND HISTORY.


                  The Fund is a limited partnership organized as of March 23, 1976 under the Uniform Limited Partnership Act of California. In 1997, the Fund elected to be governed by the California Revised Limited Partnership Act as enacted by the State of California and hereafter amended, set forth presently at Sections 15661 and following, of the Corporations Code of the State of California.


ITEM 12.          DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.

         (a) The Fund is a diversified open-end, management investment company.

         (b)      Inapplicable.

         (c)      FUND POLICIES.


                  The Fund's fundamental policies which may not be changed without the approval of a majority of the Fund's outstanding voting securities are as follows:


                  (1) The Fund will not issue any senior securities (as defined in the Investment Company Act of 1940).

                  (2) The Fund will not purchase securities on margin or sell any securities short. The Fund will not purchase or write puts, calls, straddles or spreads with respect to any security except that (i) the Fund may write call options on securities constituting not more than 25% of the value of its assets if the option is listed on a national securities exchange and, at all times while the option is outstanding, the Fund owns the securities against which the option is written or owns securities convertible into such securities, and (ii) the Fund may purchase call options in closing purchase transactions to liquidate its position as an option writer.


                  (3) The Fund will not borrow money except from banks in amounts which in the aggregate do not exceed 10% of the value of its assets at the time of borrowing. This borrowing provision is not for purposes of leverage but is intended to facilitate the orderly sale of portfolio securities to accommodate abnormally heavy redemption requests, and to pay subscription fees due with respect to the exchange without having to sell portfolio securities. Securities may be purchased for the Fund's portfolio while borrowings are outstanding.


                  (4) The Fund will not act as an underwriter (except as it may be deemed such in a sale of restricted securities owned by it).


                  (5) It is not the policy of the Fund to concentrate its investments in any particular industry, but if it is deemed advisable in light of the Fund's investment objectives, up to 25% of the value of its assets may be invested in any one industry. The Fund will not be required to reduce holdings in a particular industry if, solely as a result of price changes, the value of such holdings exceeds 25% of the value of the Fund's total assets.


                  (6) The Fund will not purchase or sell real estate or real estate mortgage loans.

                  (7) The Fund will not purchase or sell commodities or commodity contracts.

                  (8) The Fund will not make loans except by (i) the purchase of debt securities in accordance with its investment objectives and (ii) the loaning of securities against collateral consisting of cash or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, which is equal at all times to at least 100% of the value of the securities loaned. The Fund will lend portfolio securities only when its investment adviser believes that the net return to the Fund in consideration of the loan is reasonable, that any fee paid for placing the loan is reasonable and based solely upon services rendered, that the loan is consistent with the Fund's investment objectives, and that no affiliate of the Fund or of its investment adviser is involved in the lending transaction or is receiving any fees in connection therewith. The Fund will not have the right to vote securities loaned, but will have the right to terminate such a loan at any time and receive back equivalent securities and to receive amounts equivalent to all dividends and interest paid on the securities loaned.


                  (9)      The Fund will not:

                           (A) Mortgage, pledge or hypothecate its assets except to secure borrowings described in policy 3 and in amounts not exceeding 10% of the value of its assets.

                           (B) Invest more than 5% of its assets at the time of purchase in the securities of any one issuer (exclusive of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities).

                           (C) Purchase securities if such purchase would result in its owning more than 10% of the outstanding voting securities of any one issuer at the time of purchase.

                           (D) Invest in securities of companies which have a record, together with their predecessors, of less than five years of continuous operation.

                           (E) Purchase or hold securities of any company if, to its knowledge, those General Partners of the Fund and those directors and officers above the level of Senior Vice President of its investment adviser beneficially owning more than 1/2 of 1% of the securities of that company, together own beneficially more than 5% of the securities of such company taken at market value.

                           (F) Purchase the securities of other investment companies except that the Fund has accepted for exchange shares of common stock of Coca-Cola International Corporation in accordance with the limitations imposed by the Investment Company Act of 1940.

                           (G) Purchase oil, gas or other mineral leases or partnership interests in oil, gas or other mineral exploration programs.

                           (H) Knowingly purchase or otherwise acquire any equity or debt securities which are subject to legal or contractual restrictions on resale if, as a result thereof, more than 10% of the value of its assets would be invested in such securities.

                           (I) Invest in companies for the purpose of exercising control or management.


                           Any investment policy or restriction in these policies (1)-(9) that involves a maximum percentage of securities or assets, with the exception of liquidity and borrowing determinations, shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.



                           The Fund's investment policies which are not deemed fundamental and may be changed without shareholder approval are as follows:



                           The Fund does not intend to engage in any significant degree in short-term trading. Portfolio turnover is not expected to exceed 15%, although the Fund reserves the right to exceed this turnover rate. The tax consequences of a sale of portfolio securities will be considered prior to a sale, but sales will be effected when the investment adviser believes a sale would be in the best interests of the Fund's shareholders even though capital gains will be realized.


                           The Fund will not sell securities covered by outstanding options and will endeavor to liquidate its position as an option writer in a closing purchase transaction rather than by delivering portfolio securities upon exercise of the option.

         (d)      Inapplicable.

         (e)      PORTFOLIO TURNOVER.


                  For the fiscal years ended December 31, 2002 and 2003, the Fund's portfolio turnover rates were 0.98% and 1.18%, respectively.

ITEM 13.          MANAGEMENT OF THE FUND.

         (a) The Managing General Partners and officers of the Fund, their addresses, ages, principal occupations during the past five years and other affiliations are:



                                                                                                 NUMBER OF
                                                                                                 PORTFOLIOS
                                                                                                  IN FUND
                                                                                                 COMPLEX(1)        OTHER
                                        POSITION                                                  OVERSEEN     DIRECTORSHIP(2)
                                        WITH THE                                                     BY           HELD BY
                                        FUND AND                                                  MANAGING       MANAGING
                                        LENGTH OF     PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS   GENERAL         GENERAL
      NAME, ADDRESS AND AGE            TIME SERVED          AND CURRENT AFFILIATIONS              PARTNER         PARTNER
------------------------------------   -----------   -----------------------------------------   ----------   ---------------
INTERESTED MANAGING GENERAL PARTNERS

Richard C. Caldwell                     Managing     Advisory Director, PNC Florida, FSB;
3001 Ocean Drive, Suite 301              General     Advisory Director in Philadelphia and
Vero Beach, FL 32963                     Partner     Southern New Jersey region for PNC Bank;        1             None
Age: 59                                since 1997    Consultant for PNC Florida; Chairman,
                                                     Florida Advisory Council; formerly,
                                                     President and Chief Executive Officer,
                                                     PNC Bank FSB from May 1998 until July
                                                     1999; Director, JLC, Inc. since February
                                                     1996 (investment holding company);
                                                     Director, DR Inc. since April 1994
                                                     (investment holding company).

Edward J. Roach*                        Managing     Certified Public Accountant; Partner of
400 Bellevue Parkway                     General     the accounting firm of Main Hurdman until                     None
Wilmington, DE  19809                    Partner     1981; Vice Chairman of the Board, Fox           1
Age: 79                                since 2000,   Chase Cancer Center; Former, Director,
                                        President    Biotrol USA, Inc.; President, Vice
                                       since 2002,   President and/or Treasurer of 1 other
                                        Treasurer    investment companies advised by BIMC;
                                       since 1981    Director, The Bradford Funds, Inc. until
                                                     2000.

DISINTERESTED MANAGING GENERAL
PARTNERS

Robert R. Fortune                       Managing     Financial Consultant; Former Chairman,
2920 Ritter Lane                         General     President and Chief Executive Officer,
Allentown, PA  18104                     Partner     Associated Electric & Gas Insurance             1             None
Age: 87                                since 1976,   Services Limited from 1984 to 1993;
                                        Chairman     Member of the Financial Executives
                                       since 1994    Institute and American Institute of
                                                     Certified Pubic Accountants.

Langhorne B. Smith                      Managing     President and Director, The Sandridge
7036 Goshen Road                         General     Corporation (private investment company)        1             None
Newtown Square, PA 19073                 Partner     until 2003; Director, Claneil
Age: 67                                since 1997    Enterprises, Inc. (private investment
                                                     company) until 2003.

David R. Wilmerding, Jr.                Managing     Chairman, Wilmerding & Associates
919 Conestoga Road                       General     (investment advisers) since February            43            None
Rosemont, PA 19010                       Partner     1989; Director, Beaver Management
Age: 68                                since 1976    Corporation (land management
                                                     corporation); Director, People First,
                                                     Inc., The People's Bank of Oxford (bank
                                                     holding company); Chairman and Trustee of
                                                     one other investment company advised by
                                                     BIMC or its affiliates.

OFFICER

Michael P. Malloy                       Secretary    Secretary of the Chestnut Street Exchange      N/A            N/A
Drinker Biddle & Reath                 since 2001    Fund; Partner in the law firm of Drinker
One Logan Square                                     Biddle & Reath LLP.
Philadelphia, PA 19103
Age: 44


-------------------------

* Messrs. Caldwell and Roach are "interested persons" of the Fund as that term is defined in the 1940 Act. Mr. Caldwell owns stock of an affiliate of the adviser and Mr. Roach is an officer and employee of the Fund.

1. A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies. David R. Wilmerding, Jr. also serves as a Trustee to the BlackRock Funds(sm), and Mr. Roach serves as President and Treasurer of The RBB Fund, Inc.


2. Directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., "public companies") or other investment companies registered under the 1940 Act.


         (b)(1) The business and affairs of the Fund are managed by its Managing General Partners.


         (b)(2) The Fund has established an Audit Committee, consisting of the Independent Managing General Partners. The Audit Committee annually considers the engagement and compensation of the fund's independent accountants, oversees the audit process and reviews with the auditors the scope and results of the audit of the Fund's financial statements. The Audit Committee held two meetings in 2003.


         (b)(3)   Inapplicable.

         (b)(4)

                                                                Aggregate Dollar Range of Equity
                                                                  Securities in All Registered
                                                                 Investment Companies Overseen
                                                                 By Managing General Partner in
                                       Dollar Range of Equity              Family of
  Name of Managing General Partner     Securities in the Fund       Investment Companies(1)
------------------------------------   ----------------------   --------------------------------
Interested

Richard C. Caldwell                       $ 1 - $ 10,000                $ 1 - $ 10,000
Edward J. Roach                         $ 10,001 - $ 50,000          $ 10,001 - $ 50,000

Disinterested

Robert R. Fortune                      Greater than $100,000         Greater than $100,000
Langhorne B. Smith                     $     10,001 - $50,000        $ 10,001 - $ 50,000
David R. Wilmerding, Jr.               $          1 - $10,000           $ 1 - $ 10,000

1. A Family of Investment Companies means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services and have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies. The Chestnut Street Exchange Fund is not a member of a Family of Investment Companies.

         (b)(5)   Inapplicable.

         (b)(6)   Inapplicable.

         (b)(7)   Inapplicable.

         (b)(8)   Inapplicable.

         (b)(9)   Inapplicable.


         (b)(10) At a meeting held on March 18, 2004, the Managing General Partners of the Fund, including the Independent Managing General Partners, approved the continuation of investment advisory agreement with BFM and BIMC with respect to the Fund for an additional one-year period. In connection with their approval, the Managing General Partners considered, with the assistance of independent counsel, their legal responsibilities and reviewed the nature and quality of services provided to the Fund and BFM and BIMC's experience and qualifications. Among other items, the Managing General Partners also reviewed and considered: (1) a report comparing the advisory fees and total expense ratio of shares of the Fund to those of its peer group and to the peer group averages; (2) a report on the assets and advisory fees for the Fund; (3) a report comparing the performance of the Fund to its benchmarks, its peer group and the performance universe (e.g., all large cap core equity funds) average; (4) a report on the BFM and BIMC's profitability related to providing advisory services to the Fund after taking into account (i) advisory fees and any other benefits realized by the BFM and BIMC or any of their affiliates as a result of their role as service providers to the Fund, (ii) the direct and indirect expenses incurred by the BFM and BIMC in providing investment advice to the Fund, and (iii) other considerations; and (5) a report describing the resources, capabilities and personnel of the advisers.


                  After discussion, the Managing General Partners concluded that the BFM and BIMC had the capabilities, resources and personnel necessary to manage the Fund. The Managing General Partners also concluded that, based on the services that BFM and BIMC would provide to the Funds under the investment advisory contract, the fee was fair and equitable with respect to the Fund. The Managing General Partners considered the fees paid by the Fund in relation to its peer group, as well as the Fund's performance. Based on the foregoing and upon such other information as it considered necessary to the exercise of its reasonable business judgment, the Managing General Partners concluded unanimously that it was in the best interests of the Fund to continue the investment advisory agreement with the BFM and BIMC for an additional one-year period.

         (c) The Fund pays each Managing General Partner at the rate of $10,000 annually, and pays the Chairman an additional $8,000 annually. The Fund pays the President and Treasurer of the Fund at the rate of $24,000 per year, payable monthly. Prior to August 1, 1999, Mr. Caldwell, was an employee of PNC Bank and its affiliates, and did not receive fees as a Managing General Partner. Effective January 1, 2000, Mr. Caldwell was compensated at the same level as the other Managing General Partners. In addition to the compensation he receives as a Managing General Partner, Mr. Roach receives $24,000 annually as compensation for his duties as President and Treasurer and is eligible for retirement benefits. The following table provides information concerning the compensation of each of the Fund's Managing General Partners for services rendered during the Fund's last fiscal year ended December 31, 2003:



                                                PENSION OR RETIREMENT
                                AGGREGATE        BENEFITS ACCRUED AS        ESTIMATED     TOTAL COMPENSATION
    NAME OF PERSON/         COMPENSATION FROM           PART            ANNUAL BENEFITS     FROM THE FUND
       POSITION                  THE FUND         OF FUND EXPENSES      UPON RETIREMENT   AND FUND COMPLEX(1)
-------------------------   -----------------   ---------------------   ---------------   -------------------
Richard C. Caldwell         $          10,000            N/A                  N/A         $           10,000
Managing General Partner

Robert R. Fortune           $          18,000            N/A                  N/A         $           18,000
Chairman of the
Managing General Partners

Langhorne B. Smith          $          10,000            N/A                  N/A         $           10,000
Managing General Partner

David R. Wilmerding, Jr.    $          10,000            N/A                  N/A         $          102,900
Managing General Partner

Edward J. Roach             $          34,000            N/A                  N/A         $           34,000
President, Treasurer and
Managing General Partner

----------------------------

1. A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies.


                  The Fund has a retirement plan for eligible employees. For the fiscal year ended December 31, 2003, the Fund contributed a total of $2,400 to the retirement plan, and, based upon prior practice, it may be anticipated that the Fund will contribute to the retirement plan during the current fiscal year an amount equal to 10% of the compensation of retirement plan participants for the year. Such contribution, based upon annual rates of compensation now in effect, would approximate $2,400. Under the retirement plan, each participant is entitled to his or her vested portion of the contributions made by the Fund based upon his or her compensation.


         (d)      Inapplicable.

         (e) The Fund, BIMC and BFM have adopted codes of ethics under Rule 17j-1 of the 1940 Act that (i) establish procedures for personnel with respect to personal investing; (ii) prohibit or restrict certain transactions that may be deemed to create a conflict of interest between personnel and the Fund; and (iii) permit personnel to invest in securities that may be purchased or held by the Fund.


         (f)      PROXY VOTING POLICIES AND PROCEDURES.



                  The Fund has delegated proxy voting responsibilities to the Adviser and its affiliates, subject to the general oversight of the Fund's Board of Managing General Partners. The Fund expects the Adviser and its affiliates to vote proxies related to the Fund's portfolio securities for which the Fund has voting authority consistent with the Fund's best interests. The Adviser has adopted its own proxy voting policies (the "Proxy Voting Policy") to be used in voting the Fund's proxies, which are summarized below.



                  The Adviser recognizes that implicit in the initial decision to retain or invest in the security of a corporation is approval of its existing corporate ownership structure, its management, and its operations. Accordingly, proxy proposals that would change the existing status of a corporation are reviewed carefully and supported only when it seems clear that the proposed changes are likely to benefit the corporation and its shareholders. Notwithstanding this favorable predisposition, the Adviser assesses management on an ongoing basis both in terms of its business capability and its dedication to the shareholders to ensure that Adviser's continued confidence remains warranted. If the Adviser determines that management is acting on its own behalf instead of for the well being of the corporation, it will vote to support the shareholder.



                  The Adviser's Proxy Voting Policy and its attendant recommendations attempt to generalize a complex subject. Specific fact situations, including differing voting practices in jurisdictions outside the United States, might warrant departure from these guidelines. With respect to voting proxies of non-U.S. companies, a number of logistical problems may arise that may have a detrimental effect on the Adviser's ability to vote such proxies in the best interests of the Fund. Accordingly, the Adviser may determine not to vote proxies if it believes that the restrictions or other detriments associated with such vote outweigh the benefits that will be derived by voting on the company's proposal.



                  Additionally, situations may arise that involve an actual or perceived conflict of interest. For example, the Adviser may manage assets of a pension plan of a company whose management is soliciting proxies, or an Adviser employee may have a close relative who serves as a director or executive of a company that is soliciting proxies. The Adviser's policy in all cases is to vote proxies based on its clients' best interests and will not be the product of any conflict.

                  The Adviser has engaged Institutional Shareholder Services ("ISS") to assist it in the voting of proxies. ISS analyzes all proxy solicitations the Adviser receives for its clients and advises the Adviser how, based upon the Adviser's guidelines, the relevant votes should be cast.



                  Below is a summary of some of the procedures described in the Proxy Voting Policy.



                  Routine Matters. The Adviser will generally support routine proxy proposals, amendments, or resolutions if they do not measurably change the structure, management control, or operation of the issuer and they are consistent with industry standards as well as the corporate laws of the state of incorporation of the issuer.



                  Social Issues. If the Adviser has determined that management is generally socially responsible, it will generally vote against social issue proposals, which are generally proposed by shareholders who believe that the corporation's internally adopted policies are ill-advised or misguided.



                  Financial/Corporate Issues. The Adviser will generally vote in favor of proposals that seek to change a corporation's legal, business or financial structure provided the position of current shareholders is preserved or enhanced.



                  Shareholder Rights. Proposals in this category are made regularly both by management and shareholders. They can be generalized as involving issues that transfer or realign board or shareholder voting power. The Adviser will generally oppose any proposal aimed solely at thwarting potential takeover offers by requiring, for example, super-majority approval. At the same time it believes stability and continuity promote profitability. Individual proposals may have to be carefully assessed in the context of their particular circumstances.



                  Information regarding how the Funds voted proxies, if any, relating to portfolio securities for the most recent 12-month period ended June 30 will be available, without charge, upon request, by contacting the Adviser or by visiting the SEC's website after August 31, 2004.


ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


         (a) As of April 15, 2004, no investor owned beneficially more than 25% of the Fund's outstanding equity securities.



         (b) As of April 15, 2004, to the Fund's knowledge, the only entity which may have owned beneficially more than 5% of the Fund's outstanding equity securities was

                  The Sandridge Corporation, Suite 400, Plymouth Meeting Executive Campus, 630 Germantown Pike, Plymouth Meeting, PA 19462 (5.07%).



         (c) As of April 15, 2004, all officers and Managing General Partners of the Fund as a group beneficially owned less than 1% of the Fund's outstanding equity securities.


ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.


         (a) BIMC's offices are located at Bellevue Park Corporate Center, 100 Bellevue Parkway, Wilmington, Delaware 19809. BFM's offices are located at 40 East 52 Street, New York, New York 10022. BIMC and BFM are each an indirect, majority-owned subsidiary of PNC Bank. PNC Bank, which has banking offices at 1600 Market Street, Philadelphia, Pennsylvania 19103, is a wholly-owned subsidiary of The PNC Financial Services Group, Inc., a publicly-held corporation with principal offices in Pittsburgh, Pennsylvania.


                  For the services provided by BFM and BIMC and the expenses assumed by them under the Advisory Agreement, the Fund has agreed to pay BIMC a fee, computed daily and payable monthly, at the annual rate of 4/10ths of 1% of the first $100,000,000 of the Fund's net assets, plus 3/10ths of 1% of the net assets exceeding $100,000,000.


                  The Fund paid $1,186,477, $1,040,211, and $929,685 for
                  investment advisory services for the years ended December 31, 2001, 2002 and 2003, respectively.


         (b)      Inapplicable.

         (c) BFM and BIMC have agreed to bear all expenses incurred by them in connection with their activities other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

         (d)      Inapplicable.

         (e)      Inapplicable.

         (f)      Inapplicable.

         (g)      Inapplicable.

         (h)      OTHER SERVICE PROVIDERS.


                  The custodian of the Fund's portfolio securities is PFPC Trust Company, 8800 Tinicum Boulevard, 3rd Floor, Suite 200, Philadelphia, Pennsylvania 19153. The custodian has agreed to provide certain services as depository and custodian for the Fund. For its services, the custodian receives a percentage of the Fund's average gross assets, fees for particular transactions and reimbursement of out-of-pocket expenses. The custodian was paid $29,209, $23,724 and $24,093 for the years ended December, 31, 2001, 2002 and 2003.



                  The Fund's transfer agent and dividend disbursing agent is PFPC, located at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809. PFPC is an affiliate of PNC Bank. For its services, the Fund paid PFPC fees equal to $12,133, $13,300 and $16,000 for the years ended December 31, 2001, 2002 and 2003, respectively.



                  The Fund's independent accountants are Briggs, Bunting & Dougherty, LLP, located at Penn Center Plaza, Suite 820, Philadelphia, Pennsylvania 19102. The following is a general description of the services performed by Briggs, Bunting & Dougherty, LLP: auditing and reporting upon financial statements; reviewing semi-annual report; and reporting on internal control structure for inclusion in Form N-SAR.


ITEM 16.          BROKERAGE ALLOCATION AND OTHER PRACTICES.


         (a) The Fund effects transactions in portfolio securities through brokers and dealers. The Fund paid aggregate brokerage commissions of $9,600, $10,885 and $20,700 for the years ended December 31, 2001, 2002 and 2003, respectively.


         (b)      Inapplicable.

         (c) In placing orders with brokers and dealers for purchases and sales of securities, BIMC attempts to obtain the best net price and the most favorable execution of its orders. In seeking best execution, BIMC uses its best judgment to evaluate the terms of a transaction, giving consideration to all relevant factors including the nature of the transaction and of the markets for the security, the financial condition and execution and settlement capabilities of the broker-dealer, and the reasonableness of any brokerage commission. Where the terms of a transaction are comparable, BIMC may give consideration to firms which supply investment research, statistical and other services to the Fund or to BFM, although there are no agreements to that effect with any such firm. Research and statistical material furnished by brokers without cost to BFM and BIMC may tend to benefit the Fund or other clients of BFM and BIMC by improving the quality of advice given.

         (d)      Inapplicable.

         (e)      Inapplicable.

ITEM 17.          CAPITAL STOCK AND OTHER SECURITIES.


         (a) The Fund has one class of partnership interest, no par value (the "Shares"). All Shares are entitled to participate equally in distributions declared by the Board of Managing General Partners. Each full Share entitles the record holder thereof to one full vote, and each fractional Share to a fractional vote, on all matters submitted to the shareholders. Partners are not entitled to cumulative voting in elections for the Managing General Partners. Each Share has equal liquidation rights. There are no pre-emptive rights or conversion rights.



                  The Fund is a limited partnership formed under The California Revised Limited Partnership Act of California. Limited Partners generally are not personally liable for liabilities of the Fund. However, it is possible that the existence or exercise by the Limited Partners of the voting rights provided in the Partnership Agreement might subject the Limited Partners to liability as General Partners under the laws of California and other states. If the Fund were unable to pay liabilities, recipients of distributions from the Fund could be liable to certain creditors of the Fund to the extent of such distributions, plus interest. The Fund believes that, because of the nature of the Fund's business, the assets and insurance of the Fund and of the General Partners, and the Fund's ability to contract with third parties to prevent recourse by the party against a Limited Partner, it is unlikely that Limited Partners will receive distributions which have to be returned or that they will be subject to liability as General Partners. In the event that a Limited Partner should be found to be liable as a General Partner, then, to the extent the assets and insurance of the Fund and of the General Partners were insufficient to reimburse a Limited Partner, he would be required to personally satisfy claims of creditors against the Fund. The rights of the holders of Shares may not be modified otherwise than by the vote of a majority of outstanding shares.


         (b)      Inapplicable.

ITEM 18.          PURCHASE, REDEMPTION, AND PRICING OF SHARES.

         (a)      Inapplicable.

         (b)      Inapplicable.

         (c)      See Item 7(a).

         (d)      Inapplicable.

ITEM 19.          TAXATION OF THE FUND.


                  Section 7704, which is also known as the publicly traded partnership rules, provides that, except in certain circumstances not relevant to the Fund, a publicly traded partnership is to be treated as a corporation for federal tax purposes. A publicly traded partnership is defined to include any partnership whose interests are (1) traded on an established securities market or (2) readily tradable on a secondary market (or the substantial equivalent thereof). The Fund is within the definition of a publicly traded partnership for federal tax purposes.



                  The Fund has elected to be taxed as a RIC for federal income tax purposes. This election permits the Fund to receive pass through tax treatment similar to that of a regular partnership (so long as the Fund meets certain requirements). In order to qualify as a RIC, the Fund has had to, and will continue to have to, comply with certain income, diversification and distribution requirements set forth in Subchapter M of Subtitle A, Chapter 1 of the Code. If the Fund elected not to be a RIC or failed to meet the RIC requirements, it would be taxed as a regular corporation without any deduction for distributions to partners and any distributions to its partners would be taxed as dividend income to the extent of the Fund's earnings and profits. The Fund intends to continue to be treated as a RIC for federal income tax purposes.


                  Although the Fund was deemed a corporation for federal income tax purposes as of January 1, 1998 and elected, and intends to continue, to qualify as a RIC thereafter, the Fund expects that it will continue to be organized for all other purposes as a California Limited Partnership.

ITEM 20.          UNDERWRITERS.

                  Inapplicable.

ITEM 21.          CALCULATION OF PERFORMANCE DATA.

                  Inapplicable.

ITEM 22.          FINANCIAL STATEMENTS.


                  The audited financial statements, notes and related report of Briggs, Bunting & Dougherty, LLP, independent accountants, contained in the Annual Report to partners for the fiscal year ended December 31, 2003 are incorporated herein by reference. No other parts of the Fund's Annual Reports are incorporated herein by reference. The financial statements and notes thereto included in the Fund's Annual Report have been incorporated herein in reliance upon the report of Briggs, Bunting & Dougherty, LLP given on the authority of said firm as experts in accounting and auditing. A copy of the Fund's Annual Report may be obtained by writing to the Fund or by calling (302) 792-2555. The financial statements for the fiscal years ended December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002 were audited by the Fund's former independent accountants, PricewaterhouseCoopers LLP.

                           PART C. OTHER INFORMATION

ITEM 23.          EXHIBITS.

         (a) Amended and Restated Certificate and Agreement of Limited Partnership is incorporated herein by reference to Exhibit No. 1 of Amendment No. 21 to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the Securities and Exchange Commission (the "SEC") on April 22, 1998 ("Amendment No. 21").

         (b)(1) Code of Regulations is incorporated herein by reference to Exhibit No. 2(a) of Amendment No. 19 to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the SEC on April 26, 1996 ("Amendment No. 19").

         (b)(2) Amendment No. 1 to the Code of Regulations is incorporated herein by reference to Exhibit No. 2(b) of Amendment No. 19.

         (c) See Articles IV, V, VI, VII and VIII of the Amended and Restated Certificate and Agreement of Limited Partnership, which is incorporated herein by reference to Exhibit No. 1 of Amendment No. 21, and Articles II, V and VI of the Code of Regulations, which is incorporated herein by reference to Exhibit No. 2(a) of Amendment No. 19.

         (d)(1) Advisory Agreement dated January 1, 1998 is incorporated herein by reference to Exhibit No. 5 of Amendment No. 21.


         (d)(2) Assumption Agreement dated June 18, 1998 is incorporated herein by reference to Exhibit (d)(2) of Amendment No. 22 to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the SEC on April 30, 1999 ("Amendment No. 22").


         (e)      Inapplicable.

         (f)(1) Amended and Restated Fund Office Retirement Profit-sharing Plan and Trust Agreement dated January 1, 1998 is incorporated herein by reference to Exhibit No. 7 of Amendment No. 21.


         (f)(2) Amendment No. 1 to Amended and Restated Fund Office Retirement Profit Sharing Plan and Trust Agreement, dated October 24, 2002 is incorporated by reference to Exhibit (f)(2) to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the SEC on April 30, 2003 ("Amendment No. 26").



         (f)(3) Amendment No. 2 to Amended and Restated Fund Office Retirement Profit Sharing Plan and Trust Agreement, dated December 18, 2003 is filed herewith.

         (g) Custodian Services Agreement dated July 30, 2001 is incorporated herein by reference to Exhibit (g) of Amendment No. 25 to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the SEC on April 30, 2002 ("Amendment No. 25").


         (h)(1) Transfer Agency Agreement dated August 1, 1984 is incorporated herein by reference to Exhibit (h)(1) of Amendment No. 22.

         (h)(2) Amendment No. 1 dated July 31, 1986 to the Transfer Agency Agreement is incorporated herein by reference to Exhibit
                  (h)(2) of Amendment No. 22.

         (i)      Inapplicable.


         (j)(1)   Consent of Briggs, Bunting & Dougherty, LLP.



         (j)(2)   Consent of PricewaterhouseCoopers LLP.


         (k)      Inapplicable.

         (l)(1) Agreement dated September 15, 1976 relating to Initial Capitalization is incorporated herein by reference to Exhibit No. 13(a) of Amendment No. 19.

         (l)(2) Amendment No. 1 to Agreement dated September 15, 1976 relating to Initial Capitalization is incorporated herein by reference to Exhibit No. 13(b) of Amendment No. 19.

         (m)      Inapplicable.

         (n)      Inapplicable.

         (o)      Inapplicable.

         (p)(1) Code of Ethics of the Fund is incorporated herein by reference to Exhibit (p)(1) of Amendment No. 25.

         (p)(2) Code of Ethics of BIMC and BFM is incorporated herein by reference to Exhibit (p)(2) of Amendment No. 23.

ITEM 24.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

                  Inapplicable.

ITEM 25.          INDEMNIFICATION.

                  Indemnification of the Fund's Transfer Agent against certain stated liabilities is provided for in Section 16 of the Transfer Agency Agreement, which is incorporated herein by reference to Exhibit (h)(1) of Amendment No. 22.

                  The Fund has obtained from a major insurance carrier a director's and officers' liability policy covering certain types of errors and omissions.

                  Section 3.6 of Article III of the Fund's Amended and Restated Certificate and Agreement of Limited Partnership, which is incorporated herein by reference to Exhibit No. 1 of Amendment No. 21, and Section 3.13 of Article III of the Fund's Code of Regulations, which is incorporated herein by reference to Exhibit No. 2(a) of Amendment No. 19, each provide for the indemnification of the Fund's Managing General Partners and officers.

ITEM 26.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         (a) The information required by this Item 26 with respect to each director, officer and partner of BIMC is incorporated by reference to Schedules A and D of Form ADV filed by BIMC with the SEC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-13304).

         (b) Pursuant to an Assumption Agreement between the Fund, BIMC, PNC Bank and BFM, BFM has assumed PNC Bank's rights and obligation related to the management of the investments of the Fund, and became a party to the Advisory Agreement in substitution for PNC Bank. The information required by this
                  Item 26 with respect to each director, officer and partner of BFM is incorporated by reference to Schedules A and D of Form ADV filed by BFM with the SEC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-48433).

ITEM 27.          PRINCIPAL UNDERWRITERS.

                  Inapplicable.

ITEM 28.          LOCATION OF ACCOUNTS AND RECORDS.

         (1) BlackRock Institutional Management Corporation, Bellevue Park Corporate Center, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its function as co-investment adviser).

         (2) BlackRock Financial Management, Inc., 40 East 52 Street, New York, New York 10022 (records relating to its function as co-investment adviser).

         (3) PFPC Inc., Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

         (4) PFPC Trust Company 8800 Tinicum Boulevard, 3rd Floor, Suite 200, Philadelphia, Pennsylvania 19153(records relating to its function as custodian).

         (5) Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996 (charter, by-laws and minute books).

ITEM 29.          MANAGEMENT SERVICES.

                  Inapplicable.

ITEM 30.          UNDERTAKINGS.

                  Inapplicable.

                                   SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Fund has duly caused this Amendment No. 27 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, and State of Delaware, on the 29th day of April, 2004.


                                            CHESTNUT STREET EXCHANGE FUND

                                            By: /s/Edward J. Roach
                                                ----------------------------
                                                Edward J. Roach
                                                President, Treasurer and
                                                Managing General Partner

                                 EXHIBIT INDEX

      EXHIBIT     DESCRIPTION

         (f)(2) Amendment No. 2 to Amended and Restated Fund Office Profit Sharing Plan and Trust Agreement.


         (j)(1)   Consent of Briggs, Bunting & Dougherty, LLP.



         (j)(2)   Consent of PricewaterhouseCoopers LLP.